UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On July 18, 2023, Hyperfine, Inc. (the “Company”) announced that Thomas Teisseyre, Ph.D., the Company’s Chief Product Officer, has been appointed by the Board of Directors of the Company (the “Board”) to serve as Chief Operating Officer of the Company, effective as of July 24, 2023 (the “Appointment Date”).

Dr. Teisseyre, age 39, has served as Chief Product Officer of the Company since the closing of the Company’s business combination in December 2021 and had served as Chief Product Officer of Hyperfine Operations, Inc. (formerly Hyperfine, Inc.) since June 2021. Prior to joining the Company, Dr. Teisseyre served as Chief Product Officer at Proximie Ltd., a healthcare technology company, from November 2020 to June 2021. Prior to that, he served in various roles at Verily Life Sciences LLC, a healthcare technology company, from December 2015 to November 2020, including as Head of Surgical and Implantable Devices. Prior to that, Dr. Teisseyre began his career in program and product management at Google X Life Sciences, Abbott Medical Optics (AMO) and OptiMedica (acquired by AMO). Dr. Teisseyre received a Ph.D. in Bioengineering at University of California, Berkeley and University of California, San Francisco as well as a B.S. in Biomedical Engineering at Georgia Institute of Technology.

The selection of Dr. Teisseyre to serve as the Company’s Chief Operating Officer was not pursuant to any arrangement or understanding between Dr. Teisseyre and any other person. There are no family relationships between Dr. Teisseyre and any director or executive officer of the Company, and there are no transactions between Dr. Teisseyre and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As of July 17, 2023, the Company entered into a letter agreement with Dr. Teisseyre, effective as of the Appointment Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Dr. Teisseyre’s initial annual base salary following the Appointment Date is $425,000. Dr. Teisseyre is eligible to receive an annual discretionary bonus with a target of 50% of his base salary. The Offer Letter further provides that Dr. Teisseyre will receive a grant of stock options to purchase 200,000 shares of Class A common stock of the Company as of the Appointment Date, with 25% of the stock options to vest on the one year anniversary of the Appointment Date, and 2.083% at the end of each full month thereafter, subject to Dr. Teisseyre’s continued service to the Company through the applicable vesting dates. These stock options are being granted under the Company’s 2021 Equity Incentive Plan. He will also continue to be a participant in the Hyperfine, Inc. Executive Severance Plan, as amended (the “Severance Plan”). The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Further, in connection with Dr. Teisseyre’s appointment as Chief Operating Officer, Dr. Teisseyre and the Company entered into an indemnification agreement in the form the Company has entered into with its other executive officers and directors, which form is filed as Exhibit 10.24 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2021.

Modification of Employment of Chief Medical Officer and Chief Strategy Officer

On July 17, 2023, the Company entered into a schedule and salary modification letter agreement (the “Modification Agreement”) with Khan Siddiqui, M.D., the Company’s Chief Medical Officer and Chief Strategy Officer, effective July 24, 2023. Under the Modification Agreement, Dr. Siddiqui’s work schedule as Chief Medical Officer and Chief Strategy Officer will be reduced to a 20% part-time employee schedule. In addition, his annual base salary will be modified to $87,360 per year (20% of his prior base salary), his bonus target will remain 50% of his annual base salary, and he will remain eligible to participate in the Company’s benefits and rewards programs. In addition, Dr. Siddiqui’s outstanding option and restricted stock unit awards will remain outstanding, and continue to vest, in accordance with their terms, but he will no longer be eligible to participate in the Severance Plan. The foregoing description of the Modification Agreement is not complete and is qualified in its entirety by reference to the full text of the Modification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Executive Severance Plan, As Amended

On July 17, 2023, the Board amended the Severance Plan to remove Dr. Siddiqui as a participant in the Severance Plan effective July 24, 2023. Participants in the Severance Plan include Maria Sainz, the Company’s President and Chief Executive Officer, Brett Hale, the Company’s Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary, and Dr. Teisseyre. The terms of the Severance Plan otherwise remain as follows:

Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•
Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier included in the Severance Plan.
•
The Company will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier included in the Severance Plan.
•
The Company will pay for company contribution for continuation coverage under COBRA during the severance period.
•
Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by the Company.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On July 18, 2023, the Company issued a press release announcing the appointment of Thomas Teisseyre, Ph.D. as Chief Operating Officer of the Company, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Letter Agreement, dated as of July 17, 2023, by and between Hyperfine, Inc. and Thomas Teisseyre, Ph.D.
10.2+	Letter Agreement, dated as of July 17, 2023, by and between Hyperfine, Inc. and Khan Siddiqui, M.D.
10.3+	Executive Severance Plan, as amended.
99.1	Press Release, dated July 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	July 18, 2023	By:	/s/ Brett Hale
Brett Hale Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary